Exhibit 10.1

US2008 20768355 3

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made as of October 28, 2022, by and among MILLER INDUSTRIES, INC., a Tennessee corporation, APACO, INC., a Delaware corporation, CHAMPION CARRIER CORPORATION, a Delaware corporation, MILLER/GREENEVILLE, INC., a Tennessee corporation, MILLER FINANCIAL SERVICES GROUP, INC., a Delaware corporation (formerly known as Miller Industries Distributing, Inc.), MILLER INDUSTRIES INTERNATIONAL, INC., a Tennessee corporation, MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation (singularly and collectively, the "Borrower"), whose address is c/o Miller Industries, Inc, 8503 Hilltop Drive, Ooltewah, Tennessee 37363, and FIRST HORIZON BANK, a Tennessee banking corporation, successor by conversion to First Tennessee Bank National Association, a national banking association, with offices at 701 Market Street, Chattanooga, Tennessee 37402 (hereinafter referred to as the "Bank”).

Recitals of Fact

The Borrower and the Bank entered into a certain Amended and Restated Loan Agreement dated December 21, 2020 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which the Bank agreed to extend to the Borrower from time to time advances under the Revolving Credit Loan (as defined in the Loan Agreement) in an aggregate principal amount of up to Fifty Million and NO/100 Dollars ($50,000,000) at any time outstanding, subject to the terms and conditions set forth in the Loan Agreement. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings give to such terms in the Loan Agreement.

The Borrower has requested that the Bank, among other things, increase the maximum principal amount to be advanced under the Revolving Credit Loan to One Hundred Million and NO/100 Dollars ($100,000,000), and modify the pricing of the Revolving Credit Loan.

The Bank is willing to do so on the terms and subject to the conditions set forth below.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1:AMENDMENTS TO LOAN AGREEMENT
1.1Amendments to Certain Defined Terms.  Section 1.1 of the Loan Agreement is hereby amended by deleting the terms "Chassis Financing", "EBITDA", "Note", "Permitted Borrowing" and "Revolving Credit Advances" therefrom and substituting the following in lieu thereof:

“Chassis Financing” means financing provided by the dealers and/or manufacturers of chassis to finance the acquisition thereof by Borrower, which financing is on customary trade terms in the ordinary course of business and consistent with past practices.

“EBITDA" means for the applicable period, the sum, without duplication, of (a) Net Income Before Taxes of the Consolidated Companies on a consolidated basis for such period and (b) to the extent deducted in determining such Net Income Before Taxes on a consolidated basis: (A) Interest Expenses of the Consolidated Companies on a consolidated basis for such period, plus (B) depreciation and amortization expenses of the Consolidated Companies on a consolidated basis for such period, plus (C) other non-cash charges of the Consolidated Companies on a consolidated basis for such period, plus (D) non-recuring losses of the Consolidated Companies on a consolidated basis for such period, minus (E) non-recurring gains of the Consolidated Companies on a consolidated basis for such period.

“Note" means, collectively, the Revolving Credit Note and any other promissory note or notes executed by the Borrower at any time to evidence the indebtedness under this Loan Agreement, in whole or in part, in each case, together with any amendments, restatements, renewals, modifications, or extensions thereof, in whole or in part.

“Permitted Borrowings" means Indebtedness consisting of purchase money debt and/or leases owing by Consolidated Companies to lenders or lessors other than Bank from time to time not exceeding at any time $1,000,000 for each such loan and lease, and $8,000,000.00 in the aggregate for all such loans and leases, which Indebtedness is for the purposes of financing the acquisition or lease of equipment and machinery.

“Revolving Credit Advances" means advances of principal on the Revolving Credit Loan by the Bank under the terms of this Loan Agreement to the Borrower during the term of the Revolving Credit Loan pursuant to Section 2 of this Loan Agreement.

1.2Additional Amendment to Certain Defined Terms.  Section 1.1 of the Loan Agreement is further amended by deleting clauses (d) and (e) of the definition of "Permitted Encumbrances" and substituting the following in lieu thereof:

(d) any liens and security interests securing Permitted Borrowings so long as (i) such liens and security interests are limited to the equipment and machinery being financed and no other assets of any Consolidated Company (other than proceeds thereof), and (ii) the assets securing any loan or lease constituting a portion of the Permitted Borrowings (subject to the $1,000,000.00 limit set forth in the definition thereof) shall have a value not exceeding $1,000,000.00; and

(e) any liens and security interests securing Chassis Financing, so long as such liens and security interests do not extend to any asset of any Consolidated Company other than the chassis subject to such financing and the proceeds thereof;

1.3Addition of New Defined Terms.  Section 1.1 of the Loan Agreement is hereby further amended by adding the following new terms in proper alphabetical sequence:

“Asset Coverage Test" means, on any date of determination, the ratio of (a) the sum of (i) the book value of Total Consolidated Net Accounts Receivable plus (ii) the book value of Total Consolidated Inventory consisting of raw materials, work in process, finished goods, and chassis, minus (iii) the aggregate amount of Chassis Financing outstanding on such date (including, without limitation, all amounts noted in Borrower's general ledger as outstanding invoices, and goods received and not yet invoiced), divided by (b) the sum of (i) the unpaid principal balance of the Revolving Credit Loan, plus (ii) the outstanding stated amount of any Letters of Credit, minus (iii) the Capital Expenditure Exclusion.

“Capital Expenditure Exclusion” means Thirty-Five Million and NO/100 Dollars ($35,000,000).

“First Amendment Date” means October 28, 2022.

“Loan Document” means this Loan Agreement, the Note, and any other document, instrument or agreement executed and delivered by any Person in connection with this Loan Agreement or the Revolving Credit Loan, in each case as the same may be amended, restated, supplemented or otherwise modified.

“Maximum Revolving Credit Amount” means One Hundred Million and NO/100 Dollars ($100,000,000.00).

“Total Consolidated Net Accounts Receivable" means accounts receivable owing to the Borrower, on a consolidated basis, which are not subject to any lien or security interest in favor of any Person (other than clause (a) of the definition of "Permitted Encumbrances"), net of allowances for credit losses.

“Total Consolidated Inventory" means inventory owned by the Borrower, on a consolidated basis.

1.4Section 2.1 of the Loan Agreement.  Section 2.1 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

2.1The Commitment.  Subject to the terms and conditions herein set out, the Bank agrees and commits to make Revolving Credit Advances to the

Borrower from time to time, from the Closing Date until the Termination Date of the Revolving Credit Loan, in an aggregate principal amount not to exceed, at any one time outstanding the Maximum Revolving Credit Amount. Letters of Credit issued for the benefit of the Borrower shall be treated as loan advances (usages) against the Revolving Credit Loan.

1.5Section 2.3 of the Loan Agreement.  Section 2.3 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

2.3The Note and Interest.  The Revolving Credit Loan shall be evidenced by one (1) promissory note of the Borrower, payable to the order of the Bank in the principal amount equal to the Maximum Revolving Credit Amount, in form substantially the same as the copy of the Revolving Credit Note attached hereto as Exhibit "A." The entire principal amount of the Loan shall be due and payable on the Termination Date of the Revolving Credit Loan. The unpaid principal balances of the Revolving Credit Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances at a rate per annum described in the Note.

1.6Section 2.4 of the Loan Agreement.  Section 2.4 of the Loan Agreement is hereby amended by deleting the third sentence of such Section and substituting the following in lieu thereof:

Letters of Credit issued for the benefit of the Borrower by the Bank shall be treated as loan advances (usages) against the Revolving Credit Loan and shall not be included in the non-usage fee calculation.

1.7Section 3.1 of the Loan Agreement.  Section 3.1 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

3.1Required Prepayments.  In the event that the outstanding principal balance of the Revolving Credit Loan shall at any time exceed the Maximum Revolving Credit Amount, the Borrower will immediately upon discovery of the existence of such excess borrowings, make a principal payment which will reduce the outstanding principal balance of the Revolving Credit Loan in the amount of such excess.

1.8Section 5 of the Loan Agreement. Section 5 of the Loan Agreement is hereby amended by adding the following new Section 5.13 immediately after Section 5.12:

5.13Permitted Borrowing; Chassis Financing.  As of the First Amendment Date, (a) Part A of Schedule 5.13 sets forth all liens and security interests which secure the Permitted Borrowings, and (b) Part B of Schedule 5.13 sets forth all liens and security interests which secure Chassis Financing.

1.9Section 6.5 of the Loan Agreement.  Section 6.5 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

6.5Financial Reports and Other Data.  Furnish to the Bank the following:

(a)as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower the 10K of the Borrower;

(b)as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of Borrower, the 10Q of the Borrower; and

(c)as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of Borrower, reports on each of the following;

(i)Accounts Receivable and Inventory Summary;
(ii)Domestic Accounts Receivable Summary Aging;
(iii)Domestic Inventory Valuation;
(iv)Boniface Inventory Valuation;
(v)Jige Inventory Detail;
(vi)Domestic Chassis Accounts Payable of Borrower;
(vii)Domestic Chassis Goods Received But Not Invoiced; and
(viii)if ever existing, Chassis Accounts Payable and Goods Received By Not Invoiced for International Chassis Financing.

Documents required to be delivered pursuant to Sections 6.5(a) or (b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date the Borrower posts such documents or provides a link thereto on its website to such documents on the Internet at https://wvvw.millerind.com/investor-relations and written notice of such posting has been delivered to the Bank

1.10Section 6.15 of the Loan Agreement.  Section 6.15 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

6.15Use.  Only use the Loan proceeds for general corporate purposes, including working capital, Letters of Credit, and capital expenditures.

1.11Section 6 of the Loan Agreement. Section 6 of the Loan Agreement is hereby amended by adding the following new Section 6.16 immediately after Section 6.15:

6.16Asset Coverage Test.  Maintain at all times beginning on the First Amendment Date, an Asset Coverage Test of greater than 2.00 to 1.00.

1.12Section 7.1 of the Loan Agreement.  Section 7.1 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

7.1Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)Indebtedness to the Bank arising under this Loan Agreement and evidenced by the Note;
(b)Indebtedness for borrowed money under notes and lease obligations reflected in the 10Q of Borrower filed most recently prior to the Closing Date and Permitted Refinancings thereof, but excluding Indebtedness which is concurrently herewith being paid and satisfied;
(c)Trade accounts payable, taxes payable, deferred sales, accrued employees’ bonuses and withheld amounts, accrued liabilities with respect to contributions to pension plans and other similar short-term obligations incurred by Borrower in the normal course of operating its business, provided that Borrower shall not be in default (subject to applicable grace periods) with respect to any of such obligations where such default could reasonably be expected to have a Material Adverse Effect;
(d)Indebtedness related to Chassis Financing;
(e)Intercompany loans and balances, made and existing in the normal course of business, among the Consolidated Companies, which will not have a Material Adverse Effect; and
(f)The Permitted Borrowings.
1.13Section 7.2 of the Loan Agreement.  Section 7.2 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

7.2Mortgages, Liens, Etc.  Create, assume or suffer to exist Lien of any nature whatsoever on any of its assets, now or hereafter owned, except for:

(a)Liens, if any, securing payment of the Note;

(b)Liens in existence on the Closing Date securing Indebtedness permitted under Section 7.1(b) above; and
(c)Permitted Encumbrances.
1.14Section 8.9 of the Loan Agreement.  Section 8.9 of the Loan Agreement is hereby amended by deleting such Section and substituting the following in lieu thereof:

8.9Remedy.  Upon the occurrence and during the continuance of any Event of Default, as specified herein, the Bank shall, at its option, be relieved of any obligation to make further Revolving Credit Advances under this Loan Agreement; and the Bank may, at its option, thereupon declare the entire unpaid principal balances of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Loan Agreement to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under the Loan Agreement, any other instrument or document which secures the Note, or available at law or in equity; provided that upon the occurrence of an Event of Default specified in Section 8.4 hereof, the commitments of the Bank and any right of the Borrower to request borrowings hereunder shall be automatically terminated and all Obligations under the Loan Documents shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or in any other Loan Document to the contrary.  All such rights and remedies are cumulative and nonexclusive, and may be exercised by the Bank concurrently or sequentially, in such order as the Bank may choose.

1.15Exhibit A to the Loan Agreement.  Exhibit “A” to the Loan Agreement (“Form of Revolving Credit Note”) is hereby amended by deleting such Exhibit and substituting the Exhibit A attached to this Amendment lieu thereof.
1.16Exhibit C to the Loan Agreement.  Exhibit “C” to the Loan Agreement (“Non-Default Certificate”) is hereby amended by deleting such Exhibit and substituting the Exhibit C attached to this Amendment lieu thereof.
1.17Schedule 5.13 to the Loan Agreement.  A new Schedule 5.13 is added to the Loan Agreement in the form attached hereto as Schedule 5.13.
SECTION 2:CONDITIONS PRECEDENT
2.1Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Bank, upon which this Amendment shall be effective as of the date hereof:
(a)the Bank shall have received each of the following, in form and substance acceptable to the Bank:

(i)a counterpart of this Amendment duly executed by the Borrower;
(ii)the Revolving Credit Note executed by the Borrower; and
(iii)such other information and documentation as the Bank shall reasonably deem to be necessary or desirable, including but not limited to the items shown on the Closing Checklist, attached hereto as Annex 1 and made a part hereof;
(b)the representations and warranties contained herein and in each other agreement, instrument or Loan Document shall be true and correct as of the date hereof as if made on the date hereof (unless such representations and warranties refer to an earlier date, in which case they shall be true and correct as of such date); and
(c)no Event of Default or event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default, shall have occurred and be continuing.
SECTION 3:RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
3.1Ratifications by the Borrower.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.  The Loan Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms.
3.2Representations and Warranties.  The Borrower represents and warrants to the Bank that (a) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the organizational documents of the Borrower or any agreement to which the Borrower is a party, (b) the representations and warranties contained in the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof (unless such representations and warranties refer to an earlier date, in which case they are true and correct as of such date), (c) no Event of Default or event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default, has occurred and is continuing, and (d) the Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.
SECTION 4:MISCELLANEOUS
4.1No Novation.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
4.2References to Loan Agreement.  Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.
4.3Expenses of the Bank.  The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank directly in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Bank’s legal counsel.
4.4Further Assurances.  The Borrower agrees to take such further actions as the Bank shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
4.5Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
4.6Governing Law; Venue; Waiver of Jury Trial.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Tennessee, and shall be further subject to the provisions of Sections 9.7, 9.17 and 9.18 of the Loan Agreement.
4.7Release.  To induce the Bank to enter into this Amendment, the Borrower hereby releases, acquits and forever discharges the Bank, and all officers, directors, agents, employees, successors and assigns of the Bank, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that the Borrower now has or ever had against the Bank arising under or in connection with any of the Loan Documents or otherwise.  The Borrower represents and warrants to the Bank that the Borrower has not transferred or assigned to any Person any claim that the Borrower ever had or claimed to have against the Bank.

4.8Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
4.9Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
4.10Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

MILLER INDUSTRIES, INC. By: /s/ Deborah L. Whitmire Name: Deborah L. Whitmire Title: Executive Vice President, Chief Financial Officer, and Treasurer
APACO, INC. By: /s/ Deborah L. Whitmire Name: Deborah L. Whitmire Title: Vice President
CHAMPION CARRIER CORPORATION By: /s/ Deborah L. Whitmire Name: Deborah L. Whitmire Title: Vice President

MILLER FINANCIAL SERVICES GROUP, INC., formerly known as Miller Industries Distributing Inc.

By:  /s/ Deborah L. Whitmire

Name:  Deborah L. Whitmire

Title:    Vice President, Treasurer and

Assistant Secretary

MILLER/GREENEVILLE, INC. By: /s/ Deborah L. Whitmire Name: Deborah L. Whitmire Title: Vice President

[First Amendment to Amended and Restated Loan Agreement]

MILLER INDUSTRIES INTERNATIONAL, INC. By: /s/ Deborah L. Whitmire Name: Deborah L. Whitmire Title: Vice President
MILLER INDUSTRIES TOWING EQUIPMENT INC. By: /s/ Deborah L. Whitmire Name: Deborah L. Whitmire Title: Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Margaret Blair, a Notary Public in and for said State and County duly commissioned and qualified, Deborah L. Whitmire, with whom I am personally acquainted, and who acknowledged that she executed the within instrument for the purposes therein contained, and who further acknowledged that she is an authorized officer of each of Miller Industries, Inc., APACO, Inc., Champion Carrier Corporation, Miller Financial Services Group, Inc., Miller/Greeneville, Inc., Miller Industries International, Inc. and Miller Industries Towing Equipment Inc. (singularly and collectively, the “Borrower”) and is authorized by the Borrower to execute this instrument on behalf of each Borrower.

WITNESS my hand, at office, this 28th day of October, 2022.

/s/ Margaret Blair
Notary Public

My Commission Expires: 03/14/2023

(Notary Seal)

[First Amendment to Amended and Restated Loan Agreement]

FIRST HORIZON BANK By: /s/ Robert T. Lusk Name: Robert T. Lusk Title: Senior Vice President

STATE OF Tennessee
COUNTY OF Hamilton

Before me, a Notary Public in and for the State and County aforesaid, personally appeared Robert T. Lusk, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a Senior Vice President of First Horizon Bank, a Tennessee banking corporation, and that he as such Senior Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the banking corporation by himself as such Senior Vice President.

WITNESS my hand, at office, this 28th day of October, 2022.

/s/ Margaret Blair
Notary Public

My Commission Expires: 03/14/2023

(Notary Seal)

[First Amendment to Amended and Restated Loan Agreement]

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

EXHIBIT C

FORM OF NON-DEFAULT CERTIFICATE

NON-DEFAULT CERTIFICATE

As of __________ __, ____

The undersigned, a duly authorized officer of the undersigned companies (hereinafter referred to as the "Borrower"), in connection with that certain Amended and Restated Loan Agreement dated as of December 21, 2020 (as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of October 28, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement) among Borrower and First Horizon Bank ("Bank"), certifies to Bank, in accordance with the terms and provisions of the Loan Agreement, as follows:

1.	All of the representations and warranties set forth in the Loan Agreement are and remain true and correct in all material respects on and as of the date of this Certificate with the same effect as though such representations and warranties have been made on and as of this date; provided, that, to the extent that any representation of warranty relates to a prior specific date, such representation or warranty shall be true and correct in all material respects as of such prior date.
2.	Borrower certifies that the information set forth in this Non-Default Certificate is true and correct in all material respects.
3.	Borrower's Minimum Tangible Net Worth is currently $________, which is not less than One Hundred Ninety Million and NO/100 Dollars ($190,000,000.00).
4.	Borrower’s current Leverage Ratio is _______ to 1.00 calculated using numbers for the previous twelve (12) month period. Indebtedness for borrowed money (excluding Chassis Financing) ($_________) divided by EBITDA ($_____________) plus Cash ($___________), which is less than 2.00 to 1.00.
5.	Borrower’s current Asset Coverage Test is _________ to 1.00 calculated using numbers as of the testing date. The amount is not less than 2.00 to 1.00.
6.	As of the date hereof, Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Loan Agreement and all of the instruments and documents executed in connection therewith, and no Event of Default (as specified in the Loan Agreement), nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing, except as noted below:

________________________________________________________________________________________________________________________________________________________________________________________________________________________

[Signature page follows]

Dated: This _____ day of ______________________, 20__.

MILLER INDUSTRIES, INC.

By:_________________________________

Name: Deborah L. Whitmire

Title:Executive Vice President,

Chief Financial Officer and Treasurer

APACO, INC.

By:_________________________________

Name:Deborah L. Whitmire

Title:Vice President

CHAMPION CARRIER CORPORATION

By:_________________________________

Name:Deborah L. Whitmire

Title:Vice President

MILLER / GREENEVILLE, INC.

By:_________________________________

Name:Deborah L. Whitmire

Title:Vice President

MILLER FINANCIAL SERVICES GROUP, INC.

By:_________________________________

Name:Deborah L. Whitmire

Title:	Vice President, Treasurer and Assistant Secretary

MILLER INDUSTRIES INTERNATIONAL INC.

By:________________________________

Name:Deborah L. Whitmire

Title:Vice President

MILLER INDUSTRIES TOWING EQUIPMENT, INC.

By:________________________________

Name:Deborah L. Whitmire

Title:Vice President

SCHEDULE 5.13

PERMITTED LIENS AS OF THE FIRST AMENDMENT DATE

Part A (Permitted Borrowings):

Part B (Chassis Financing):

ANNEX 1

Closing Checklist